Calculation of Filing Fee Tables
S-3
Hyperfine, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock, par value $0.0001 per share	457(a)	1,083,335	$ 1.73	$ 1,874,169.55	0.0001381	$ 258.82
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,874,169.55		$ 258.82
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 258.82
Offering Note
[1]	(1) The amount registered consists of up to an aggregate of 1,083,335 shares of Class A common stock, par value $0.0001 per share (the "Class A common stock"), of Hyperfine, Inc. that are issuable upon the exercise of warrants, consisting of: (i) warrants to purchase up to an aggregate of 562,500 shares of Class A common stock and (ii) warrants to purchase up to an aggregate of 520,835 shares of Class A common stock, to be offered by the selling stockholders named in the Registration Statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement also covers such an indeterminate amount of shares of Class A common stock as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events. (2) The proposed maximum offering price per share is estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant's Class A common stock quoted on the Nasdaq Global Market on May 6, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date